                                                                     Exhibit 4.9

                      AMENDED AND RESTATED TRUST AGREEMENT

                                      among

                            PHELPS DODGE CORPORATION,

                            as Depositor and Issuer,

                        FIRST UNION TRUST COMPANY, N.A.,

                              as Delaware Trustee,

                           FIRST UNION NATIONAL BANK,

                               as Property Trustee

                                       and

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN,

                           as Administrative Trustees.

                           --------------------------

                           Dated as of ________, 200__

                           --------------------------

                            PD CAPITAL TRUST [I][II]

                                TABLE OF CONTENTS

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ARTICLE I. DEFINED TERMS                                                                                 2

Section 1.1. Definitions.............................................................................    2

ARTICLE II. The Trust                                                                                   11

Section 2.1. Name....................................................................................   11
Section 2.2. Office of the Delaware Trustee; Principal Place of Business.............................   11
Section 2.3. Initial Contribution of Trust Property; Fees, Costs and Expenses........................   11
Section 2.4. Purposes of Trust.......................................................................   12
Section 2.5. Authorization to Enter into Certain Transactions........................................   12
Section 2.6. Assets of Trust.........................................................................   16
Section 2.7. Title to Trust Property.................................................................   16

ARTICLE III. Payment Account; Paying Agents                                                             16

Section 3.1. Payment Account.........................................................................   16
Section 3.2. Appointment of Paying Agents............................................................   16

ARTICLE IV. Distributions; Redemption                                                                   17

Section 4.1. Distributions...........................................................................   17
Section 4.2. Redemption..............................................................................   18
Section 4.3. Subordination of Common Securities......................................................   21
Section 4.4. Payment Procedures......................................................................   21
Section 4.5. Withholding Tax.........................................................................   22
Section 4.6. Tax Returns and Reports.................................................................   22
Section 4.7. Payments under Indenture or Pursuant to Direct Actions..................................   22
Section 4.8. Exchanges...............................................................................   23

ARTICLE V. Securities                                                                                   23

Section 5.1. Initial Ownership.......................................................................   23
Section 5.2. Authorized Trust Securities.............................................................   24
Section 5.3. Issuance of the Common Securities; Subscription and Purchase of Debt Securities.........   24
Section 5.4. Issuance of the Preferred Securities....................................................   24
Section 5.5. The Securities Certificates.............................................................   24
Section 5.6. Rights of Holders.......................................................................   25
Section 5.7. Book-Entry Preferred Securities.........................................................   25

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
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Section 5.8. Registration of Transfer and Exchange of Preferred Securities Certificates..............   27
Section 5.9. Mutilated, Destroyed, Lost or Stolen Securities Certificates............................   28
Section 5.10. Persons Deemed Holders.................................................................   29
Section 5.11. Cancellation...........................................................................   29
Section 5.12. Ownership of Common Securities by Depositor............................................   30

ARTICLE VI. Meetings; Voting; Acts of Holders                                                           30

Section 6.1. Notice of Meetings......................................................................   30
Section 6.2. Meetings of Holders of the Preferred Securities.........................................   31
Section 6.3. Voting Rights...........................................................................   31
Section 6.4. Proxies, Etc............................................................................   31
Section 6.5. Holder Action by Written Consent........................................................   32
Section 6.6. Record Date for Voting and Other Purposes...............................................   32
Section 6.7. Acts of Holders.........................................................................   32
Section 6.8. Inspection of Records...................................................................   33
Section 6.9. Limitations on Voting Rights............................................................   33
Section 6.10. Waivers of Past Defaults...............................................................   34

ARTICLE VII. Representations and Warranties                                                             37

Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.........   37
Section 7.2. Representations and Warranties of Depositor.............................................   38

ARTICLE VIII. The Trustees                                                                              38

Section 8.1. Number of Trustees......................................................................   38
Section 8.2. Property Trustee Required...............................................................   39
Section 8.3. Delaware Trustee Required...............................................................   39
Section 8.4. Appointment of Administrative Trustees..................................................   40
Section 8.5. Duties and Responsibilities of the Trustees.............................................   40
Section 8.6. Notices of Defaults and Extensions......................................................   43
Section 8.7. Certain Rights of Property Trustee......................................................   44
Section 8.8. Delegation of Power.....................................................................   46
Section 8.9. May Hold Securities.....................................................................   47
Section 8.10. Compensation; Reimbursement; Indemnity.................................................   47
Section 8.11. Conflicting Interests..................................................................   47
Section 8.12. Resignation and Removal; Appointment of Successor......................................   48
Section 8.13. Acceptance of Appointment by Successor.................................................   49
Section 8.14. Merger, Conversion, Consolidation or Succession to Business............................   50
Section 8.15. Not Responsible for Recitals or Issuance of Securities.................................   50
Section 8.16. Preferential Collection of Claims Against Depositor or Trust...........................   50

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
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Section 8.17. Property Trustee May File Proofs of Claim..............................................   50
Section 8.18. Reports by the Property Trustee........................................................   51
Section 8.19. Reports to the Property Trustee........................................................   51
Section 8.20. Evidence of Compliance with Conditions Precedent.......................................   52
Section 8.21. Co-Trustees and Separate Trustee.......................................................   52
Section 8.22. Exculpation............................................................................   54
Section 8.23. Fiduciary Duty.........................................................................   54
Section 8.24. Indemnification........................................................................   55
Section 8.25. Outside Business.......................................................................   58

ARTICLE IX. Termination, Liquidation and Merger                                                         59

Section 9.1. Dissolution Upon Expiration Date........................................................   59
Section 9.2. Early Termination.......................................................................   59
Section 9.3. Termination.............................................................................   60
Section 9.4. Liquidation.............................................................................   60
Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of Trust.........................   61

ARTICLE X. Miscellaneous Provisions                                                                     63

Section 10.1. Limitation of Rights of Holders........................................................   63
Section 10.2. Agreed Tax Treatment of Trust and Trust Securities.....................................   63
Section 10.3. Amendment..............................................................................   63
Section 10.4. Payments Due on Non-Business Day.......................................................   65
Section 10.5. Separability...........................................................................   65
Section 10.6. Governing Law..........................................................................   65
Section 10.7. Successors.............................................................................   65
Section 10.8. Headings...............................................................................   66
Section 10.9. Reports, Notices and Demands...........................................................   66
Section 10.10. Agreement Not to Petition.............................................................   67
Section 10.11. Trust Indenture Act; Conflict with Trust Indenture Act................................   67
Section 10.12. Counterparts..........................................................................   68

Exhibit A - Certificate of Trust
Exhibit B - Common Securities Certificate
Exhibit C - Preferred Securities Certificate

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of ________, 200__, among (i) Phelps Dodge Corporation, a New York corporation (including any successors or assigns, the "Depositor" and the "Issuer"), (ii) First Union National Bank, a national banking association, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Union Trust Company, N.A., a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee,"), (iv) ________, an individual, ________, an individual and ________, an individual, each of whose address is c/o Phelps Dodge Corporation, 2600 North Central Avenue, Phoenix, Arizona 85004 (each an "Administrative Trustee" and collectively the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees") and
(v) the several Holders. Undefined Capitalized Terms are defined in Section 1.l.


                               W I T N E S S E T H


         WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore created a Delaware business trust pursuant to the Delaware Business Trust Act by entering into a Trust Agreement, dated as of ________, 2000 (the "Original Trust Agreement"), and by execution of and filing with the Secretary of State of the State of Delaware the Certificate of Trust, filed on ________, 2000, substantially in the form attached as Exhibit A (the "Certificate of Trust"); and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement and (iii) the acquisition by the Trust from the Issuer of all of the right, title and interest in the Debt Securities;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I.

                                  Defined Terms

         Section 1.1. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article;

         (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) all accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

         (e) unless the context otherwise requires, any reference to an "Article," a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement;

         (f) the words "hereby," "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

         (g) a reference to the singular includes the plural and vice-versa; and

         (h) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         "Act" has the meaning specified in Section 6.7.

         "Administrative Trustee" means each of the Persons identified as an "Administrative Trustee" in the preamble to this Trust Agreement, solely in each such Person's capacity as Administrative Trustee of the Trust and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Preferred Security, the rules and procedures of the Depositary for such Book-Entry Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

                  (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (b) the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" means all federal, state and foreign bankruptcy, insolvency, reorganization and other similar laws, including the United States Bankruptcy Code.

         "Board of Directors" means the board of directors of the Depositor or any other duly authorized committee of the board of directors of the Depositor.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Book-Entry Preferred Security" means a Preferred Security, the ownership and transfer of which shall be made through book entries by a Depositary.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Corporate Trust Office is closed for business.

         "Closing Date" has the meaning specified in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

         "Corporate Trust Office" means the office of the Property Trustee at which any particular time its corporate trust business shall be principally administered, which office at the date of this Trust Agreement is located at 5847 San Felipe, Houston, Texas 77057.

         "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Trust Securities.

         "Debt Security Event of Default" means any "Event of Default" specified in Section 5.1 of the Indenture.

         "Debt Security Redemption Date" means, with respect to any Debt Securities to be redeemed under the Indenture, the date fixed for redemption of such Debt Securities under the Indenture.

         "Debt Security Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

         "Debt Securities" means the __% Junior Subordinated Debt Securities issued by the Issuer pursuant to the Indenture.

         "Definitive Preferred Securities Certificates" means Preferred Securities issued in certificated, fully registered form that are not Global Preferred Securities.

         "Delaware and Administrative Indemnitees" has the meaning specified in
Section 8.22(a).

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

         "Depositary" means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Depositor or any successor thereto. DTC will be the initial Depositary.

         "Depositary Participant" means any member of, or participant in, the Depositary.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement and any permitted successor and assigns.

         "Depositor Affiliate" has the meaning specified in Section 4.8.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means The Depository Trust Company or any successor thereto.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a)  the occurrence of a Debt Security Event of Default; or

                  (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                  (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Trustees and to the Depositor and the Issuer by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless Holders in aggregate Liquidation Amount of Outstanding Preferred Securities not less than the aggregate Liquidation Amount of Outstanding Preferred Securities that gave such notice shall agree in writing to an extension of such period prior to its expiration; or

                  (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Global Preferred Security" means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.

         "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Issuer and First Union National Bank, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

         "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Indemnified Person" has the meaning specified in Section 8.24.

         "Indenture" means the Subordinated Indenture executed and delivered by the Issuer and the Debt Security Trustee, as indenture trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Debt Securities, as amended or supplemented from time to time.

         "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

         "Issuer" has the meaning specified in the preamble to this Trust Agreement and any permitted successor and assigns.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debt Securities to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debt Securities to Holders of Trust Securities in connection with a dissolution of the Trust, Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debt Securities are distributed.

         "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

         "Liquidation Date" means the date on which assets are to be distributed to Holders in accordance with Section 9.4 hereunder following dissolution of the Trust.

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, Preferred Securities representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities.

         "Officers' Certificate" means a certificate signed by the Chairman, President and Chief Executive Officer, a Vice Chairman of the Board, a Senior Vice President, or a Vice President other than the Treasurer or the Secretary, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement (other than the certificate provided pursuant to Section 8.19) shall include:

                  (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or the Issuer or any Affiliate of the Depositor or the Issuer.

         "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Outstanding," when used with respect to any Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

                  (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

                  (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent in trust for the Holders of such Trust Securities; provided, that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                  (c) Trust Securities that have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to the provisions of this Trust Agreement, unless proof satisfactory to the Property Trustee is presented that any such Trust Securities are held by Holders in whose hands such Trust Securities are valid, legal and binding obligations of the Trust;

provided, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, the Issuer, any Trustee or any Affiliate of the Depositor, the Issuer or of any

Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (ii) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, the Issuer, one or more of the Trustees and/or any such Affiliate Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or the Issuer or any Affiliate of the Depositor or the Issuer.

         "Owner" means each Person who is the beneficial owner of Book-Entry Preferred Securities as reflected in the records of the Depositary or, if a Depositary Participant is not the beneficial owner, then the beneficial owner as reflected in the records of the Depositary Participant.

         "Paying Agent" means any Person authorized by the Administrative Trustees to pay Distributions or other amounts in respect of any Trust Securities on behalf of the Trust.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Debt Securities will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit C.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided, that each Debt Security Redemption Date and the maturity of the Debt Securities shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Issuer upon the concurrent redemption of a Like Amount of Debt Securities.

         "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

         "Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.8.

         "Trust" means the Delaware business trust known as "PD Capital Trust [I][II]," which was created on ________, 2000 under the Delaware Business Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (a) all exhibits and (b) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trustees" has the meaning specified in the preamble to this Trust Agreement.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debt Securities, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Underwriting Agreement" means any underwriting agreement, purchase agreement or placement agreement executed and delivered by the Trust, the Depositor, the Issuer and the underwriters named therein.


                                  ARTICLE II.

                                   The Trust

         Section 2.1. Name.

         The trust continued hereby shall be known as "PD Capital Trust [I] [II]," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.2. Office of the Delaware Trustee; Principal Place of
Business.

         The address of the Delaware Trustee in the State of Delaware is First Union Trust Company, N.A., One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: _____________ or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Trust is c/o Phelps Dodge Corporation, 2600 North Central Avenue, Phoenix, Arizona 85004, Attention:
General Counsel, as such address may be changed from time to time by the Administrative Trustees following written notice to the Holders and the other Trustees.

         Section 2.3. Initial Contribution of Trust Property; Fees, Costs and Expenses.

         The Property Trustee acknowledges receipt from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay all fees, costs and expenses of the Trust (except with respect to the Trust Securities) as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such fees, costs and expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such fees, costs or expenses.

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
         Section 2.4. Purposes of Trust.

         (a) The exclusive purposes and functions of the Trust are (i) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debt Securities and (ii) to engage in only those activities necessary or incidental thereto. The Delaware Trustee, the Property Trustee and the Administrative Trustees are trustees of the Trust, and have all the rights, powers and duties to the extent set forth herein. The Trustees hereby acknowledge that they are trustees of the Trust.

         (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trust (or the Trustees acting on behalf of the Trust) shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) incur any indebtedness for borrowed money or issue any other debt, (iv) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (v) take or consent to any action that would reasonably be expected to cause the Trust to become taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, (vi) take or consent to any action that would cause the Debt Securities to be treated as other than indebtedness of the Depositor for United States federal income tax purposes or (vii) take or consent to any action that would cause the Trust to be deemed to be an "investment company" required to be registered under the Investment Company Act.

         Section 2.5. Authorization to Enter into Certain Transactions.

         (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. In accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

                  (i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                           (A) the issuance and sale of the Trust Securities;

                           (B) to cause the Trust to enter into, and to execute,
                  deliver and perform on behalf of the Trust, such agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                           (C) assisting in the sale of the Preferred Securities
                  in one or more transactions registered under the Securities Act or exempt from registration under the Securities Act, and in compliance with applicable state securities or blue sky laws;

                           (D) assisting in the sending of notices (other than
                  notices of default) and other information regarding the Trust Securities and the Debt Securities to the Holders in accordance with this Trust Agreement;

                           (E) the appointment of a Paying Agent and Securities
                  Registrar in accordance with this Trust Agreement;

                           (F) execution of the Trust Securities on behalf of
                  the Trust in accordance with this Trust Agreement;

                           (G) execution and delivery of closing certificates,
                  if any, pursuant to the Underwriting Agreement and application for a taxpayer identification number for the Trust;

                           (H) preparation and filing of all applicable tax
                  returns and tax information reports that are required to be filed on behalf of the Trust;

                           (I) establishing a record date with respect to all
                  actions to be taken hereunder that require a record date to be established, except as provided in Section 6.10(a);

                           (J) unless otherwise required by the Delaware
                  Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with the other Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                           (K) the taking of any action incidental to the
                  foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

                  (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                           (A) the receipt and holding of legal title of the
                  Debt Securities;

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
                           (B) the establishment of the Payment Account;

                           (C) the collection of interest, principal and any
                  other payments made in respect of the Debt Securities and the holding of such amounts in the Payment Account;

                           (D) the distribution through the Paying Agent of
                  amounts distributable to the Holders in respect of the Trust Securities;

                           (E) the exercise of all of the rights, powers and
                  privileges of a holder of the Debt Securities in accordance with the terms of this Trust Agreement;

                           (F) the sending of notices of default and other
                  information regarding the Trust Securities and the Debt Securities to the Holders in accordance with this Trust Agreement;

                           (G) the distribution of the Trust Property in
                  accordance with the terms of this Trust Agreement;

                           (H) to the extent provided in this Trust Agreement,
                  the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

                           (I) the taking of any action incidental to the
                  foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

         (b) In connection with the issuance and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the execution and filing with the Commission of the registration statement on Form S-3 prepared by the Depositor in relation to the Preferred Securities, including any amendments thereto prepared by the Depositor;

                  (ii) the execution and filing of any documents prepared by the Depositor, or the taking of any acts as determined by the Depositor as necessary in order to qualify or register all or part of the Preferred Securities in any state in


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
         which the Depositor has determined to qualify or register such Preferred Securities for sale;

                  (iii) the execution and filing of an application prepared by the Depositor to the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Preferred Securities;

                  (iv) the execution and filing with the Commission of a registration statement on Form 8-A prepared by the Depositor relating to the registration of the class of Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto prepared by the Depositor;

                  (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities in one or more transactions registered under the Securities Act or exempt from registration under the Securities Act, and in compliance with applicable state securities or blue sky laws; and

                  (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (c) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, so that the Debt Securities will be treated as indebtedness of the Depositor for United States federal income tax purposes and so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act. In this connection, each Administrative Trustee is authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative Trustee determines in his or her discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Administrative Trustees be liable to the Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

         (d) An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Trust Agreement.

         Section 2.6. Assets of Trust.

         The assets of the Trust shall consist of the Trust Property.

         Section 2.7. Title to Trust Property.

         (a) Legal title to all Trust Property shall be vested at all times in the Property Trustee and shall be held and administered by the Property Trustee in trust for the benefit of the Trust and the Holders in accordance with this Trust Agreement.

         (b) The Holders shall not have any right or title to the Trust Property other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement.

                                  ARTICLE III.

                         Payment Account; Paying Agents

         Section 3.1. Payment Account.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and the Paying Agent (subject to Section 3.2) shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debt Securities. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

         Section 3.2. Appointment of Paying Agents.

         The Paying Agent shall initially be the Bank. The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent

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
shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. Any Person acting as Paying Agent may resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) to act as Paying Agent. Such successor Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Trustees an instrument in which such successor Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon the resignation or removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.5, 8.7, 8.9, 8.10 and 8.15 shall apply to the Bank in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.


                                  ARTICLE IV.

                            Distributions; Redemption

         Section 4.1. Distributions.

         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions will be made on the Trust Securities at the rate and on the dates that payments of interest are made on the Debt Securities. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from ________, 200__, and, except as provided in clause (ii) below, shall be payable quarterly in arrears on ________, ________, ________ and ________ of each year, commencing on ________. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date");

                  (ii) in the event (and to the extent) that the Issuer exercises its right under the Indenture to defer the payment of interest on the Debt Securities, Distributions on the Trust Securities shall be deferred;

                  (iii) Distributions shall accumulate in respect of the Trust Securities at a rate of __% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four; and

                  (iv) Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date. Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date as a result of the Issuer having failed to make an interest payment under the Debt Securities will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distributions will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Holders entitled to such defaulted Distribution established in accordance with the Indenture.

         Section 4.2. Redemption.

         (a) On each Debt Security Redemption Date and on the maturity of the Debt Securities, the Trust (subject, in the case of redemption, to the Property Trustee having received notice of such redemption and of the principal amount to be redeemed from the Depositor no later than 15 days prior to such Debt Security Redemption Date) will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the

Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture, as calculated by the Issuer, together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

                  (iii) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                  (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

                  (v) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price; and

                  (vi) such other provisions as the Property Trustee deems relevant.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debt Securities. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then by 10:00 A.M., New York City time, on the Redemption Date, the Issuer shall deposit or shall cause to be deposited sufficient funds with the Property Trustee to pay the Redemption Price. If such deposit has been made by such time, then by 12:00 noon, New York City time, on the Redemption Date, the Property Trustee will, with respect to Book-Entry Preferred Securities, irrevocably deposit with the Depositary for such Book-Entry Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Depositary irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not Book-Entry Preferred

Securities, the Property Trustee will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so-called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Issuer pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, provided, that so long as the Preferred Securities are Book-Entry Preferred Securities, such selection shall be made in accordance with the Applicable Procedures for the Preferred Securities by such Depositary. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

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
         (f) The Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

         Section 4.3. Subordination of Common Securities.

         (a) Payment of Distributions on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, that if on any Distribution Date, Redemption Date or Liquidation Date an Event of Default resulting from a Debt Security Event of Default shall have occurred and be continuing, no payment of any Distribution on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Preferred Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from a Debt Security Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holders of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

         Section 4.4. Payment Procedures.

         Payments of Distributions or of the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities

Register or, at the option of the Depositor, by wire transfer to accounts specified by the Holders in accordance with procedures established by the Administrative Trustees and acceptable to the Paying Agent. If the Preferred Securities are held by a Depositary, such Distributions shall be made to the Depositary in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

         Section 4.5. Withholding Tax.

         The Trust and the Administrative Trustees shall comply with all withholding and backup withholding tax requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding and backup withholding tax with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such required withholding.

         Section 4.6. Tax Returns and Reports.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file on a timely basis all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust and prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms and returns required to be provided by the Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing.

         Section 4.7. Payments under Indenture or Pursuant to Direct Actions.

         Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (or any Owner with respect thereto) has directly received pursuant to Section 5.10 of the Indenture or Section 6.10(b) of this Trust Agreement.

         Section 4.8. Exchanges.

         (a) If at any time the Depositor, the Issuer or any of their Affiliates (in either case, a "Depositor Affiliate") is the Owner or Holder of any Preferred Securities, such Depositor Affiliate shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and receive, in exchange therefor, a Like Amount of Debt Securities. Such election (i) shall be exercisable effective on any Distribution Date by such Depositor Affiliate delivering to the Property Trustee a written notice of such election specifying the Liquidation Amount of Preferred Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Depositor Affiliate having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities that are the subject of such election by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur. After the exchange, such Preferred Securities will be canceled and will no longer be deemed to be Outstanding and all rights of the Depositor Affiliate with respect to such Preferred Securities will cease.

         (b) In the case of an exchange described in Section 4.8(a), the Trust will, on the date of such exchange, exchange Debt Securities having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the Outstanding Common Securities, based on the ratio of the aggregate Liquidation Amount of the Preferred Securities exchanged pursuant to Section 4.8(a) divided by the aggregate Liquidation Amount of the Preferred Securities Outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be canceled and no longer be deemed to be Outstanding); provided, that the Depositor delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur.


                                   ARTICLE V.

                                   Securities

         Section 5.1. Initial Ownership.

         Upon the creation of the Trust and the contribution by the Depositor referred to in Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

         Section 5.2. Authorized Trust Securities.

         The Trust shall be authorized to issue one series of Preferred Securities having an aggregate Liquidation Amount of $________ and one series of Common Securities having an aggregate Liquidation Amount of $________.

         Section 5.3. Issuance of the Common Securities; Subscription and Purchase of Debt Securities.

         On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of ________ Common Securities having an aggregate Liquidation Amount of $________, against receipt of the aggregate purchase price of such Common Securities of $________, to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe for and purchase from the Issuer Debt Securities, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $________, and, in satisfaction of the purchase price for such Debt Securities, the Property Trustee, on behalf of the Trust, shall deliver to the Issuer the sum of $________ (being the aggregate amount paid by the Holders for the Preferred Securities and the amount paid by the Depositor for the Common Securities).

         Section 5.4. Issuance of the Preferred Securities.

         On ________, 200__, the Depositor, both on its own behalf and on behalf of the Trust, pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute, and the Property Trustee shall deliver to the underwriters, Preferred Securities Certificates, registered in the names requested by the underwriters, evidencing an aggregate of ________ Preferred Securities having an aggregate Liquidation Amount of $________, against receipt of the aggregate purchase price of such Preferred Securities of $________ by the Property Trustee.

         Section 5.5. The Securities Certificates.

         (a) The Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof. The Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Securities Certificates or did not hold such offices at the date of delivery of such Securities Certificates.

         (b) On the Closing Date, the Administrative Trustees shall cause Securities Certificates in an aggregate Liquidation Amount as provided in
Section 5.3 and Section 5.4 to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

         (c) Upon the election of the Depositor prior their original issuance, Preferred Securities shall be Book-Entry Preferred Securities issued in the form of one or more Global Preferred Securities registered in the name of DTC, as Depositary, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

         Section 5.6. Rights of Holders.

         The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. Except as provided in Section 5.12(b), the Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         Section 5.7. Book-Entry Preferred Securities.

         (a) No Global Preferred Security may be exchanged in whole or in part for Preferred Securities Certificates registered, and no transfer of a Global Preferred Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Preferred Security or a nominee thereof unless (i) the Depositary advises the Administrative Trustees and the Property Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Global Preferred Security, and no qualified successor is appointed by the Administrative Trustees within 90 days of receipt of such notice, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and no qualified successor is appointed by the Administrative Trustees within 90 days of receipt of notice or becoming aware of such event, (iii) the Administrative Trustees at their option advise the Property Trustee in writing that the Trust elects to terminate the book-entry system through the Depositary or (iv) a Debt Security Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i),(ii), (iii) or (iv) above, the Administrative Trustees shall notify the Depositary and instruct the Depositary to notify all Owners of Book-Entry Preferred Securities, the Delaware Trustee and the Property Trustee of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to Owners of the Preferred Securities. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Holders.

         (b) If any Global Preferred Security is to be exchanged for other Preferred Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article V. If any Global Preferred Security is to be exchanged for other Preferred Securities Certificates or canceled in part, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Global Preferred Security shall be reduced by an amount equal to the Liquidation Amount represented by that portion of the Global Preferred Security to be so exchanged or canceled, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender to the Securities Registrar of the Global Preferred Security or Securities by the Depositary, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Depositary. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

         (c) Every Preferred Securities Certificate executed and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Preferred Security, unless such Preferred Securities Certificate is registered in the name of a Person other than the Depositary for such Global Preferred Security or a nominee thereof.

         (d) The Depositary or its nominee, as registered owner of a Global Preferred Security, shall be the Holder of such Global Preferred Security for all purposes under this Agreement and the Global Preferred Security, and Owners with respect to a Global Preferred Security shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Trustees shall be entitled to deal with the Depositary for all purposes of this Trust Agreement relating to the Global Preferred Securities (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Preferred Securities represented thereby and the giving of notices) as the sole Holder of the Book-Entry Preferred Securities represented thereby and shall have no obligations to the Owners thereof. None of the Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

         (e) The rights of the Owners of the Book-Entry Preferred Securities shall be exercised only through the Depositary and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Depositary and/or the Depositary Participants, provided, solely for the purpose of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Preferred Security Certificates have not been issued pursuant to Section 5.7(a), the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Property Trustee by the Depositary setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.7(a), the initial Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments on the Preferred Securities to such Depositary Participants, and none of the Depositor or the Trustees shall have any responsibility or obligation with respect thereto.

         (f) To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Security, the Trustees shall give all such notices and communications specified herein to be given to the Depositary, and shall have no obligations to the Owners.

         Section 5.8. Registration of Transfer and Exchange of Preferred Securities Certificates.

         (a) The Property Trustee shall keep or cause to be kept, at the Corporate Trust Office a register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates and registration of transfers of Preferred Securities Certificates as herein provided (the "Securities Register"). The Person acting as the Property Trustee shall at all times also be the "Securities Registrar." The provisions of Article VIII shall apply to the Property Trustee in its role as Securities Registrar.

         (b) Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency designated for that purpose, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount as may be required by this Trust Agreement dated the date of execution by such Administrative Trustee or Trustees.

         (c) At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificate to be exchanged at the office or agency designated for that purpose. Whenever any Preferred Securities Certificates are so surrendered for exchange, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, the Preferred Securities Certificates that the Holder making the exchange is entitled to receive.

         (d) Every Preferred Securities Certificate presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing.

         (e) No service charge shall be made for any transfer or exchange of Preferred Securities Certificates, but the Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

         (f) The Securities Registrar shall not be required to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

         (g) The Administrative Trustees shall designate an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for transfer or exchange, and initially designate the Corporate Trust Office as their office and agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Holders of any change in the location of any such office or agency.

         Section 5.9. Mutilated, Destroyed, Lost or Stolen Securities Certificates.

         (a) If any mutilated Securities Certificate shall be surrendered to the Securities Registrar together with such security or indemnity as may be required by the Securities Registrar and the Administrative Trustees to save each of them harmless, the Administrative Trustees, or any one of them, on behalf of the Trust, shall execute and make available for delivery in exchange therefor a new Securities Certificate of like class, tenor and denomination.

         (b) If the Securities Registrar and the Administrative Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Securities Certificate and such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such destroyed, lost or stolen Securities Certificate, a new Securities Certificate of like class, tenor and denomination.

         (c) Any duplicate Securities Certificate issued pursuant to this
Section 5.9 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust corresponding to that evidenced by the lost, stolen or destroyed Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Securities Certificate shall be found at any time.

         (d) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Administrative Trustees in their discretion may, instead of issuing a new Security, pay such Security.

         (e) Upon the issuance of any new Securities Certificate under this
Section 5.9, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         (f) The provisions of this Section 5.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of or payment with respect to mutilated, destroyed, lost or stolen Securities Certificates.

         Section 5.10. Persons Deemed Holders.

         The Trustees and the Securities Registrar shall each treat the Person in whose name any Securities Certificate shall be registered in the Securities Register as the owner of such Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Trustees and the Securities Registrar shall be bound by any notice to the contrary.

         Section 5.11. Cancellation.

         All Preferred Securities Certificates surrendered for transfer or exchange or for payment shall, if surrendered to any Person other than the Property Trustee, be delivered to the Property Trustee, and any such Preferred Securities Certificates and Preferred Securities Certificates surrendered directly to the Property Trustee for any such purpose shall be promptly canceled by it. The Administrative Trustees may at any time deliver to the Property Trustee for cancellation any Preferred Securities Certificates previously delivered hereunder that the Administrative Trustees may have acquired in any manner whatsoever, and all Preferred Securities Certificates so delivered shall be promptly canceled by the Property Trustee. No Preferred Securities Certificates shall be executed and delivered in lieu of or in exchange for any Preferred Securities Certificates canceled as provided in this Section, except as expressly permitted by this Trust Agreement. All canceled Preferred Securities Certificates shall be disposed of by the Property Trustee in accordance with its customary practices and the Property Trustee shall deliver to the Administrative Trustees a certificate of such disposition.

         Section 5.12. Ownership of Common Securities by Depositor.

         (a) On the Closing Date, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, in a manner consistent with Section 8.1 of the Indenture or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act, and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the immediately preceding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT
IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.12 OF THE TRUST AGREEMENT."

         (b) Any Holder of the Common Securities shall be liable for the debts and obligations of the Trust in the manner and to the extent set forth with respect to the Depositor and agrees that it shall be subject to all liabilities to which the Depositor may be subject.

                                  ARTICLE VI.

                        Meetings; Voting; Acts of Holders

         Section 6.1. Notice of Meetings.

         Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.9 to each Holder of Preferred Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting maybe so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         Section 6.2. Meetings of Holders of the Preferred Securities.

         (a) No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of the Holders of the Preferred Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

         (b) The Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities.

         (c) If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a Majority in Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Preferred Securities, unless this Trust Agreement requires a lesser or greater number of affirmative votes.

         Section 6.3. Voting Rights.

         Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

         Section 6.4. Proxies, Etc.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided, that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         Section 6.5. Holder Action by Written Consent.

         Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in Liquidation Amount of all Preferred Securities entitled to vote in respect of such action (or such lesser or greater proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing. Any action that may be taken by the Holders of all the Common Securities may be taken if such Holders shall consent to the action in writing.

         Section 6.6. Record Date for Voting and Other Purposes.

         Except as provided in Section 6.10(a), for the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

         Section 6.7. Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Trustees, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Trustee receiving the same deems sufficient.

         (c) The ownership of Trust Securities shall be proved by the Securities Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees, the Administrative Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         (e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         (f) If any dispute shall arise among the Holders or the Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Trustee under this Article, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         Section 6.8. Inspection of Records.

         Upon reasonable written notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by any Holder during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

         Section 6.9. Limitations on Voting Rights.

         (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

         (b) So long as any Debt Securities are held by the Property Trustee on behalf of the Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Security Trustee, or exercise any trust or power conferred on the Property Trustee with respect to the Debt Securities, (ii) waive any past default that may be waived under
Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, provided, that where a consent under the Indenture would require the consent of each Holder of Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. Subject to Section 8.6, the Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Debt Securities. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

         Section 6.10. Waivers of Past Defaults.

         (a) For so long as any Preferred Securities remain Outstanding, if, upon a Debt Security Event of Default, the Debt Security Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debt Securities fail to declare the principal of all of the Debt Securities to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor, the Issuer, the guarantor of the Debt Securities under the Indenture, if any, and the Debt Security Trustee. At any time after a declaration of acceleration with respect to the Debt

Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Debt Security Trustee as provided in the Indenture, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor, the Issuer, the guarantor of the Debt Securities under the Indenture, if any, and the Debt Security Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer or any such guarantor has paid or deposited with the Debt Security Trustee a sum sufficient to pay:

                           (A) all overdue installments of interest on all of
                  the Debt Securities,

                           (B) the principal of and any premium on any Debt
                  Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities, and

                           (C) all sums paid or advanced by the Debt Security
                  Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debt Security Trustee, the Property Trustee and their agents and counsel; and

                  (ii) all Debt Security Events of Default, other than the non-payment of the principal of the Debt Securities that has become due solely by such acceleration, have been cured or waived as provided in
         Section 5.13 of the Indenture.

         Upon receipt by the Property Trustee of written notice requesting such an acceleration, or rescission and annulment thereof, by Holders of any part of the Preferred Securities, a record date shall be established by the Property Trustee for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.10(a).

         (b) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debt Security Event of Default specified in Section 5.1(a) or (b) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Issuer or any guarantor of the Debt Securities under the Indenture, pursuant to Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debt Securities having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder. Except as set forth in Section 6.10(a) and this Section 6.10(b), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debt Securities.

         (c) Except as otherwise provided in Section 6.10(a) and (b), the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past Debt Security Event of Default, except any Debt Security Event of Default arising from the failure to pay any principal or interest on the Debt Securities (unless such Debt Security Event of Default has been cured and a sum sufficient to pay all matured installments of interest and all principal and premium on all Debt Securities due otherwise than by acceleration has been deposited with the Debt Security Trustee) or a Debt Security Event of Default in respect of covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security. Upon any such waiver, such Debt Security Event of Default shall cease to exist and any Debt Security Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall affect any subsequent Debt Security Event of Default or impair any right consequent thereon.

         (d) Except as otherwise provided in Section 6.10(a), (b) or (c), the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         (e) The Holders of a Majority in Liquidation Amount of the Preferred Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee in respect of this Trust Agreement or the Debt Securities or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement; provided, that, subject to Section 8.5, the Property Trustee

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
shall have the right to decline to follow any such direction if the Property Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Property Trustee in good faith shall, by an officer or officers of the Property Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not party to such direction, and provided, further, that nothing in this Trust Agreement shall impair the right of the Property Trustee to take any action deemed proper by the Property Trustee and which is not inconsistent with such direction.

                                  ARTICLE VII.

                         Representations and Warranties

         Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor, the Issuer and the Holders that:

         (a) the Delaware Trustee is a national banking association duly organized, validly existing and in good standing under the laws of Delaware;

         (b) the Property Trustee is a national banking association duly organized, validly existing and in good standing under the laws of North Carolina;

         (c) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

         (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Articles of Association or By-laws of the Property Trustee or the Delaware Trustee or (ii) violate any applicable law, governmental rule or regulation of the State of New York or the State of Delaware, as the case may be, governing the banking or trust powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee.

         Section 7.2. Representations and Warranties of Depositor.

         The Depositor hereby represents and warrants for the benefit of the Holders that:

         (a) the Depositor is duly organized, validly existing and in good standing under the laws of its State of incorporation;

         (b) the Depositor has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) this Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

         (d) the Securities Certificates issued at the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement.

                                  ARTICLE VIII.

                                  The Trustees

         Section 8.1. Number of Trustees.

         The number of Trustees shall be five, provided, that the Property Trustee and the Delaware Trustee may be the same Person, in which case the number of Trustees shall be four. The number of Trustees may be increased or decreased by Act of the Holder of the Common Securities. The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust.

         Section 8.2. Property Trustee Required.

         There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section
8.2 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus asset forth in its most recent report of condition so published. If at any time the Property Trustee shall cease to be eligible in accordance with the provisions of this Section 8.2, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 8.3. Delaware Trustee Required.

         (a) If required by the Delaware Business Trust Act, there shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.3, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         (b) The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

         (c) It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Delaware Trustee hereunder on behalf of the Trust
(i) any agreements or instruments executed and delivered by First Union Trust Company, N.A. are executed and delivered not in its individual capacity but solely as Delaware Trustee under this

Trust Agreement in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by First Union Trust Company, N.A. in its individual capacity but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall First Union Trust Company, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Trust Agreement, except if such breach or failure is due to any gross negligence or willful misconduct of the Delaware Trustee.

         Section 8.4. Appointment of Administrative Trustees.

         (a) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. Each of the individuals identified as an "Administrative Trustee" in the preamble of this Trust Agreement is hereby appointed as an Administrative Trustee and hereby accepts his or her appointment as such.

         (b) Except where a requirement for action by a specific number of Administrative Trustees is expressly set forth in this Trust Agreement, any act required or permitted to be taken by, and any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.12, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         Section 8.5. Duties and Responsibilities of the Trustees.

         (a) The rights, immunities, duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.5.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.5(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) No provisions of this Trust Agreement shall be construed to relieve the Property Trustee from liability with respect to matters that are within the authority of the Property Trustee under this Trust Agreement for its own negligent action, negligent failure to act or willful misconduct, except that:

                  (i) the Property Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debt Securities and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property

         Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

                  (v) prior to the occurrence of an Debt Security Event of Default and after the curing or waiving of all such Debt Security Events of Default that may have occurred:

                           (A) the duties and obligations of the Property
                  Trustee shall be determined solely by the express provisions of this Trust Agreement and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee; and

                           (B) in the absence of gross negligence or bad faith
                  on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

                  (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debt Securities or the payment of any taxes or assessments levied thereon or in connection therewith; and

                  (vii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Trustee or the Depositor.

         (d) It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Property Trustee hereunder on behalf of the Trust
(i) any agreements or instruments executed and delivered by First Union National Bank are executed and delivered not in its individual capacity but solely as Property Trustee under this Trust Agreement in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by First Union National Bank in its individual capacity but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall

First Union National Bank in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Trust Agreement, except if such breach or failure is due to any negligence, gross negligence or willful misconduct of the Property Trustee.

         Section 8.6. Notices of Defaults and Extensions.

         (a) Within 90 days after the occurrence of a default actually known to the Property Trustee, the Property Trustee shall transmit notice of such default to the Holders, the Administrative Trustees and the Depositor, unless such default shall have been cured or waived; provided, that, except in the case of a default in the payment of the principal of or any premium or interest on any Trust Security, the Property Trustee shall be fully protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Securities. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the Trust Securities. For purposes of this section, the term "Responsible Officer," when used with respect to the Property Trustee, means the Chairman or any Vice Chairman of the Board of Directors, the Chairman or any Vice Chairman of the Executive Committee of the Board of Directors, the Chairman of the Trust Committee, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Senior Trust Officer, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller or any Assistant Controller or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         (b) Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debt Securities pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.9, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

         (c) The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice thereof from the Depositor, any Administrative Trustee or any Holder unless an officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such Event of Default.

         Section 8.7. Certain Rights of Property Trustee.

         Subject to the provisions of Section 8.5:

         (a) the Property Trustee may rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, Debt Security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's written instruction as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), the Property Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

         (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise expressly provided herein;

         (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, re-filing or re-registration thereof;

         (f) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Property Trustee, the Depositor, the Issuer or any Affiliate of the Depositor or the Issuer, and may include any of its employees) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered and provided to the Property Trustee reasonable security or indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the Property Trustee;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, Debt Security or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Property Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Depositor, personally or by agent or attorney;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and the Property Trustee shall not be responsible for any negligence or misconduct on the part of such agent, attorney, custodian or nominee appointed with due care by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request written instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under this Trust Agreement in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in relying on or acting in accordance with such instructions;

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

         (l) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally;

         (m) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely on an Officers' Certificate of the Depositor or Certificate of an Administrative Trustee which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustee;

         (n) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Trust Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action; and

         (o) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.

         Section 8.8. Delegation of Power.

         Any Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 its, his or her power for the purpose of executing any documents contemplated in Section 2.5. The Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

         Section 8.9. May Hold Securities.

         Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.11 and 8.16, and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

         Section 8.10. Compensation; Reimbursement; Indemnity.

         The Depositor agrees:

         (a) to pay to the Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and the Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

         (b) to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement as may be agreed between the Depositor and the Trustees from time to time (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or bad faith or, in the case of the Delaware Trustee, any such expense, disbursement or advance as may be attributable to his, her or its gross negligence, bad faith or willful misconduct.

         No Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.10.

         The provisions of this Section 8.10 shall survive the termination of this Trust Agreement and the earlier removal or resignation of any Trustee.

         Section 8.11. Conflicting Interests.

         (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         Section 8.12. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.13.

         (b) A Trustee may resign at any time by giving written notice thereof to the Depositor and, in the case of the Property Trustee and the Delaware Trustee, to the Holders. If the instrument of acceptance by the successor Trustee required by Section 8.13 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Trust, any court in the State of Delaware for the appointment of a successor Trustee.

         (c) Unless an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at any time by Act of the Holder of Common Securities. If an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, delivered to the removed Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed only by Act of the Holder of the Common Securities at any time.

         (d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities shall promptly appoint a successor Trustee or Trustees, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 8.13. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Event of Default shall have occurred and be continuing, the Holders of the Preferred Securities, by Act of the Holders of a Majority in Liquidation Amount of the Preferred Securities shall promptly appoint a successor Trustee or Trustees, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 8.13. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when an Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act of the

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
Holder of Common Securities shall promptly appoint a successor Administrative Trustee and such successor Administrative Trustee and the retiring Administrative Trustee shall comply with the applicable requirements of Section
8.13. If no successor Trustee shall have been so appointed by the Holder of the Common Securities or Holders of the Preferred Securities and accepted appointment in the manner required by Section 8.13, any Holder who has been a Holder of Preferred Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) The Depositor shall give notice of each resignation and each removal of the Property Trustee or the Delaware Trustee and each appointment of a successor Property Trustee or Delaware Trustee to all Holders in the manner provided in Section 10.9. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         (f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (ii) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Sections 8.3 and 8.4).

         Section 8.13. Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee, each successor Trustee with respect to the Trust Securities shall execute and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Trust or any successor Trustee such retiring Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder with respect to the Trust Securities and the Trust.

         (b) Upon request of any such successor Trustee, the Trust (or the retiring Trustee if requested by the Depositor) shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

         (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 8.14. Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided, that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 8.15. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities Certificates shall be taken as the statements of the Trust and the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the title to, or value or condition of, the property of the Trust or any part thereof, nor as to the validity or sufficiency of this Trust Agreement, the Debt Securities, any guarantee thereof, if applicable, or the Trust Securities. The Trustees shall not be accountable for the use or application by the Issuer of the proceeds of the Debt Securities.

         Section 8.16. Preferential Collection of Claims Against Depositor or Trust.

         If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Preferred Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Trust (or any such other obligor).

         Section 8.17. Property Trustee May File Proofs of Claim.

         (a) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                  (i) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the

         Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         (b) Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 8.18. Reports by the Property Trustee.

         (a) If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within 60 days after each September 15 following the date of this Trust Agreement, transmit to all Holders a brief report, dated as of the immediately preceding September 15, concerning the Property Trustee and its actions under this Trust Agreement pursuant to Section 313(a) of the Trust Indenture Act.

         (b) The Property Trustee shall transmit to Holders such other reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each securities exchange or system upon which the Trust Securities are listed or traded, if any, with the Commission and with the Depositor. The Depositor shall notify the Property Trustee when any Trust Securities are listed or traded on any securities exchange or system.

         Section 8.19. Reports to the Property Trustee.

         Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by
Section 314 of the Trust Indenture Act (if any). The Depositor and the Administrative Trustees shall

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
deliver to the Property Trustee, within 120 days after the end of each fiscal year of the Trust ending after the date of this Trust Agreement, an Officers' Certificate covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the Depositor, the Issuer and the Trust are in default in the performance or observance of any of the terms, provisions and conditions of this Trust Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Depositor, the Issuer or the Trust shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

         Section 8.20. Evidence of Compliance with Conditions Precedent.

         Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

         Section 8.21. Co-Trustees and Separate Trustee.

         At any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, except in such instances as set forth in the second following sentence, by agreed action of the majority of such Trustees shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.21. Any co-trustee or separate trustee appointed pursuant to this Section 8.21 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case a Debt Security Event of Default shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.


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
         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor, provided, however, that, if an Event of Default shall have occurred and be continuing, the Property Trustee may execute any such instrument on behalf of the Depositor as its agent and attorney-in-fact therefor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this
Section 8.21, and, in case a Debt Security Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.21.

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.


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
         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         Section 8.22. Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Agreement or by law, except that in the case of all Indemnified Persons except the Delaware Trustee, the Administrative Trustees and their officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents (the "Delaware and Administrative Indemnitees"), such an Indemnified Person shall be liable, responsible or accountable in damages or otherwise for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, gross negligence or willful misconduct, and except that in the case of the Delaware and Administrative Indemnitees, such an Indemnified Person shall be liable, responsible or accountable in damages or otherwise for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Securities might properly be paid.

         Section 8.23. Fiduciary Duty.

         (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust

Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

         (b) Unless otherwise expressly provided herein:

                  (i) whenever a conflict of interest exists or arises between any Covered Persons; or

                  (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Trust Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

         (c) Whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision:

                  (i) in its "discretion" or under a grant of similar authority the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests; or

                  (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

         Section 8.24. Indemnification.

         (a) The Depositor shall indemnify, to the full extent permitted by law,
(i) the Property Trustee, (ii) the Delaware Trustee, (iii) the Paying Agent,
(iv) the Securities Registrar, (v) any Affiliate of the Property Trustee, the Delaware Trustee, the Paying Agent or the Securities Registrar, (vi) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee, the Paying Agent, and the Securities Registrar, and (vii) each of the Administrative Trustees (each of the Persons in (i) through (vii) being referred to as an


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
"Indemnified Person"), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust), arising out of or in connection with the acceptance or administration of the Trust or the performance of such person's duties hereunder, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, without reasonable cause to believe his conduct was unlawful, and, in the case of all Indemnified Persons except the Delaware and Administrative Indemnitees, without negligence, gross negligence or willful misconduct or, in the case of the Delaware and Administrative Indemnitees, without gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Depositor shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, in the case of all Indemnified Persons except the Delaware and Administrative Indemnitees, without negligence, gross negligence or willful misconduct or, in the case of the Delaware and Administrative Indemnitees, without gross negligence or willful misconduct, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         (c) To the extent that an Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 8.24, or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, provided that, in the case of all Indemnified Persons except the Delaware and Administrative Indemnitees, such Indemnified Person acted without negligence, gross negligence or willful misconduct, or, in the case of the Delaware and Administrative Indemnitees, such Indemnified Person acted without gross negligence or willful misconduct.

         (d) Any indemnification under paragraphs (a) and (b) of this Section
8.24 (unless ordered by a court) shall be made by the Depositor only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

         (e) Reasonable expenses (including attorneys' fees) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 8.24 shall be paid by the Depositor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Depositor as authorized in this Section 8.24. Notwithstanding the foregoing, no advance shall be made by the Depositor if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, counsel or the Common Security Holder at the time such determination is made, such Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, without reasonable cause to believe his conduct was unlawful, and, in the case of all Indemnified Persons except the Delaware and Administrative Indemnitees, without negligence, gross negligence or willful misconduct or, in the case of the Delaware and Administrative Indemnitees, without gross negligence or willful misconduct. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.


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
         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 8.24 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Depositor or Trust Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 8.24 shall be deemed to be provided by a contract between the Depositor and each Indemnified Person who serves in such capacity at any time while this Section 8.24 is in effect. Any repeal or modification of this Section 8.24 shall not affect any rights or obligations then existing.

         (g) The Depositor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Depositor would have the power to indemnify him against such liability under the provisions of this Section 8.24.

         (h) For purposes of this Section 8.24, references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section
8.24 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

         (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.24 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (j) The obligation to indemnify as set forth in this Section 8.24 shall survive the satisfaction and discharge of this Trust Agreement.

         Section 8.25. Outside Business.

         Any Covered Person, the Depositor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the

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
Depositor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

                                  ARTICLE IX.

                       Termination, Liquidation and Merger

         Section 9.1. Dissolution Upon Expiration Date.

         Unless earlier dissolved, the Trust shall automatically dissolve on ________ (the "Expiration Date"), and the Trust Property shall be liquidated in accordance with Section 9.4.

         Section 9.2. Early Termination.

         The first to occur of any of the following events is an "Early Termination Event," upon the occurrence of which the Trust shall be dissolved:

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, in its capacity as the Holder of the Common Securities, unless the Depositor shall transfer the Common Securities as provided by Section 5.12, in which case this provision shall refer instead to any such successor Holder of the Common Securities, or the Issuer, unless the Issuer shall have assigned its obligations in accordance with Article VIII of the Indenture in which case this provision shall refer instead to any such successor Issuer under the Indenture.

         (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Trust and, after satisfaction of any liabilities of the Trust as required by applicable law, to distribute the Debt Securities to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holder of the Common Securities);

         (c) the redemption of all of the Preferred Securities in connection with the payment at maturity or redemption of all the Debt Securities; and

         (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

         Section 9.3. Termination.

         The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2;
(b) the satisfaction of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders.

         Section 9.4. Liquidation.

         (a) If an Early Termination Event specified in Section 9.2(a), (b) or
(d) occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Holder a Like Amount of Debt Securities, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

                  (i) state the Liquidation Date;

                  (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debt Securities; and

                  (iii) provide such information with respect to the mechanics by which Holders may exchange Securities Certificates for Debt Securities, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debt Securities to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, establish such procedures as it shall deem appropriate to effect the distribution of Debt Securities in exchange for the Outstanding Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debt Securities will be issued to Holders of Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the Debt Securities listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization on which the Preferred Securities are then listed, if any, (iv) Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debt Securities bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Securities Certificates with respect to such Debt Securities) and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debt Securities upon surrender of Securities Certificates.

         (d) Notwithstanding the other provisions of this Section 9.4, if distribution of the Debt Securities in the manner provided herein is determined by the Property Trustee not to be permitted or practical, the Trust Property shall be liquidated, and the Trust shall be wound-up by the Property Trustee in such manner as the Property Trustee determines. In such event, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If upon any such winding up the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of all Trust Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

         Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of Trust.

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person except pursuant to this Article IX. At the request of the Holders of the Common Securities, without the consent of the Holders, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that

         (a) such successor entity either (i) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (ii) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise,

         (b) a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee is appointed to hold the Debt Securities,

         (c) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Preferred Securities,

         (d) the Preferred Securities are listed, or any Successor Securities will be listed upon notice of issuance, on any national securities exchange or interdealer quotation system on which the Preferred Securities are then listed, if any,

         (e) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect,

         (f) such successor entity has a purpose substantially identical to that of the Trust,

         (g) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (i) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect and (ii) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and neither the Trust nor the successor entity will be taxable as a corporation or classified as other than a grantor trust for federal income tax purposes, and

         (h) the Depositor or its permitted transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement.

         Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes or cause the Debt Securities to be treated as other than indebtedness of the Corporation for United States federal income tax purposes.


                                   ARTICLE X

                            Miscellaneous Provisions

         Section 10.1. Limitation of Rights of Holders.

         Except as set forth in Section 9.2, the death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor annul, dissolve or terminate the Trust nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Section 10.2. Agreed Tax Treatment of Trust and Trust Securities.

         The parties hereto and, by its acceptance or acquisition of a Trust Security or a beneficial interest therein the Holder of, and any Person that acquires a beneficial interest in, such Trust Security intend and agree to treat the Trust as a grantor trust for United States federal, state and local tax purposes, and to treat the Trust Securities (including all payments and proceeds with respect to such Trust Securities) as undivided beneficial ownership interests in the Trust Property (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes. The provisions of this Trust Agreement shall be interpreted to further this intention and agreement of the parties.

         Section 10.3. Amendment.

         (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees, the Holder of all the Common Securities and the Issuer without the consent of any Holder of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision herein that maybe defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or will be classified as other than a grantor trust for United States federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Debt Securities are treated as indebtedness of the Depositor for United States federal income tax purposes, or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to add to the covenants, restrictions or obligations of the Depositor or the Issuer; provided, that in the case of clauses (i), (ii) or (iii), such action shall not adversely affect in any material respect the interests of any Holder.

         (b) Except as provided in Section 10.3(c), any provision of this Trust Agreement may be amended by the Property Trustee, the Administrative Trustees, the Holder of all of the Common Securities and the Issuer and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Preferred Securities and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes or affect the treatment of the Debt Securities as indebtedness of the Corporation for United States federal income tax purposes or affect the Trust's exemption from status as an "investment company" under the Investment Company Act.

         (c) Notwithstanding any other provision of this Trust Agreement, without the consent of each Holder, this Trust Agreement may not be amended to
(i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict or impair the right of a Holder to institute suit for the enforcement of any such payment on or after such date, (iii) reduce the percentage of aggregate Liquidation Amount of Outstanding Preferred Securities, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver of compliance with any provision of this Trust Agreement or of defaults hereunder and their consequences provided for in this Trust Agreement or (iv) modify this Section 10.3(c) or Section 6.10(e).

         (d) Notwithstanding any other provision of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Trust to be taxable as a corporation or to be classified as other than a grantor trust for United States federal income tax purposes or that would cause the Debt Securities to fail or cease to be treated as indebtedness of the Depositor for United States federal income tax purposes or that would cause the Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act.

         (e) If any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Delaware Trustee a copy of such amendment.

         (f) No Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Trustees shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement and all conditions precedent herein provided for relating to such action have been met.

         (g) No amendment to this Trust Agreement which affects the Property Trustee's or the Delaware Trustee's own rights, duties or immunities under this Trust Agreement shall be effective without such Trustee's prior written consent thereto.

         (h) no amendment shall be made, to the extent the result of such amendment would be to reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act.

         Section 10.4. Payments Due on Non-Business Day.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but maybe made on the next succeeding day that is a Business Day with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

         Section 10.5. Separability.

         If any provision in this Trust Agreement or in the Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.6. Governing Law.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST, THE DEPOSITOR, THE ISSUER AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS. THE PROVISIONS OF SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

         Section 10.7. Successors.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer, the Trust and any Trustee, including any successor by operation of law. Except in connection with a transaction involving the Issuer that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Issuer's obligations hereunder, the Issuer shall not assign its obligations hereunder.

         Section 10.8. Headings.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         Section 10.9. Reports, Notices and Demands.

         (a) Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of all the Common Securities or the Depositor or the Issuer, to Phelps Dodge Corporation, 2600 North Central Avenue, Phoenix, Arizona 85004, Attention: General Counsel, or to such other address as may be specified in a written notice by the Holder of all the Common Securities or the Depositor or the Issuer, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon mailing. Such notice, demand or other communication to or upon the Depositor or the Issuer shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor or the Issuer.

         (b) Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Trust shall be given in writing by deposit thereof, first-class postage prepaid, in the U.S. mail, personal delivery or facsimile transmission, addressed to such Person as follows:

                  (i) with respect to the Property Trustee, to First Union National Bank, Corporate Trust Group, 5847 San Felipe, Houston, TX 77057;

                  (ii) with respect to the Delaware Trustee, to First Union Trust Company, N.A., One Rodney Square, 920 King Street, Wilmington, DE 19801, Attention: [__], Facsimile no.: (302) 888-7544;

                  (iii) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention:
         Administrative Trustees of PD Capital Trust __"; and

                  (iv) with respect to the Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee.

Such notice, demand or other communication to or upon the Trust, the Property Trustee; the Delaware Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees.

         (c) Any Person who is a party to this Trust Agreement may change the address to which notices, demands or other communications hereunder are to be delivered by giving notice to the other parties to this Trust Agreement in the manner herein set forth.

         Section 10.10. Agreement Not to Petition.

         Each of the Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Law or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. If the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert.

         Section 10.11. Trust Indenture Act; Conflict with Trust Indenture Act.

         (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions of the Trust Indenture Act.

         (b) The Property Trustee shall be the only Trustee that is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         Section 10.12. Counterparts.

         This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement as of the day and year first above written.

                                          PHELPS DODGE CORPORATION
                                          as Depositor and Issuer

                                          By:________________________
                                               Name:
                                               Title:

                                          FIRST UNION TRUST COMPANY, N.A.
                                          as Delaware Trustee

                                          By:________________________
                                               Name:
                                               Title:

                                          FIRST UNION NATIONAL BANK
                                          as Property Trustee

                                          By:________________________
                                               Name:
                                               Title:


                                          Administrative Trustees:

                                          ___________________________

                                          ___________________________

                                          ___________________________

                                                                       Exhibit A


                              CERTIFICATE OF TRUST

                                       OF

                            PD CAPITAL TRUST [I] [II]



         This Certificate of Trust of PD Capital Trust [I] [II] (the "Trust"), dated ________, 2000, is being duly executed and filed on behalf of the Trust by the undersigned, as property trustee and Delaware trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (Section) 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is PD Capital Trust [I] [II].

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are First Union Trust Company, N.A., One Rodney Square, 920 King Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the property trustee and Delaware trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                 FIRST UNION TRUST COMPANY, N.A.
                                 not in its individual capacity
                                 but solely as property
                                 trustee and Delaware trustee

                                 By:  ______________________________________
                                      Name:
                                      Title:

                                                                       Exhibit B


                     [FORM OF COMMON SECURITIES CERTIFICATE]

         THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH*
             APPLICABLE LAW AND SECTION 5.12 OF THE TRUST AGREEMENT

Certificate Number                                  Number of Common Securities

C-_____________                                       _________________________

                    Certificate Evidencing Common Securities

                                       of

                               PD Capital Trust __

                              __% Common Securities

                 (liquidation amount $1,000 per Common Security)

         PD Capital Trust __, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Phelps Dodge Corporation, a New York corporation (the "Common Security Holder") is the registered owner of common securities of the Trust representing undivided common beneficial interests in the assets of the Trust and designated the __% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.12 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of ________, 2000 as the same may be amended from time to time (the "Trust Agreement"), among Phelps Dodge Corporation, as Depositor and Issuer, First Union National Bank, as Property Trustee, First Union Trust Company, N.A., as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Trust will furnish a copy of the Trust Agreement to the Common Security Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Common Security Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Common Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         Terms used but not defined herein have the meanings set forth in the Trust Agreement.

         In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate this __ day of ________, 200__.

                                       PD Capital Trust __


                                       By:______________________
                                            Name:
                                            Administrative Trustee

                                                                       Exhibit C

                   [FORM OF PREFERRED SECURITIES CERTIFICATE]

         [If the Preferred Securities Certificate is to be Evidenced By a Global Preferred Security, insert--This Preferred Securities Certificate is a Global Preferred Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to PD Capital Trust __ or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of [Cede & Co.] or such other name as is requested by an authorized representative of DTC (and any payment is made to [Cede & Co.] or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, [Cede & Co.], has an interest herein.]

Certificate Number                                Number of Preferred Securities

C-_____________                                   _____________________________



                                    CUSIP NO.



                   Certificate Evidencing Preferred Securities

                                       of

                               PD Capital Trust __

                            __% Preferred Securities

               (liquidation amount $1,000 per Preferred Security)

         PD Capital Trust __, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that
__________________________
_____________________________________________________________________ (the
"Holder") is the registered owner of ______________________ Preferred Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the PD Capital Trust __% Preferred Securities, (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.8 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of ________, 200__, as the same may be amended from time to time (the "Trust Agreement"), among Phelps Dodge Corporation, as Depositor and Issuer, First Union Trust Company, N.A., as

Delaware Trustee, First Union National Bank, as Property Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Holder is entitled to the benefits of the Guarantee entered into by the Issuer and First Union National Bank, as Guarantee Trustee, dated as of ________, 2000, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Property Trustee at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Exhibits thereto.

         In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate this __ day of ________, ____.

                                            PD Capital Trust __


                                            By:_______________________
                                                 Name:
                                                 Administrative Trustee

                                   ASSIGNMENT

         For Value Received, the undersigned assigns and transfers this Preferred Security to:

       ------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)



       ------------------------------------------------------------------



       ------------------------------------------------------------------
                    (Insert address and zip code of assignee)



         and irrevocably appoints
                                  ---------------------------------------

         ----------------------------------------------------------------

agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:
      ---------------

Signature:
          -----------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

         The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.